UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

Commission File Number: 000-1289223

NEWPORT GOLD , INC.

(Exact name of registrant as specified in its chapter)

Nevada

000-00000

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       (State or other

(IRS Employer

jurisdiction of incorporation)

Identification No.)

220 – 1495 Ridgeview Drive, Reno, Nevada 89509

(Address of principal executive offices) (Zip Code)

905-542-4990

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This document includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statement regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements.  The forward-looking statements are subject to numerous risks and uncertainties.

Item 8.01 -

Other Events

The Company has issued 100,000 shares of common stock under Regulation S to secure an extension of its commitment to spend 250,000 USD of exploration monies on its property in Inner Mongolia.  The extension runs to February 1, 2008.

Attached hereto as an Exhibit is the results of its efforts.

Item 9.01

Exhibits

99.1

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Newport Gold, Inc.

By:

Derek Bartlett

------------------------------------

Derek Bartlett, President

Date:  April 13, 2007

EXHIBIT 99.1

TO:

RICHARD NEMIS

FROM:

DEREK BARTLETT

PRESIDENT, NEWPORT GOLD INC.

RE:

NORONT’S TIEJIANGYINGZI property, Guyang County, Inner Mongolia

In consideration for granting an extension to February 1, 2008 to spend the required $250,000 USD of exploration monies on the above stated property Newport Gold Inc. agrees to provide Noront with 100,000 shares of Newport Gold Inc. agrees to provide Noront with 100,000 shares of Newport Gold Inc. (Reg S stipulation).  All other terms and conditions of the agreement shall remain the same and time shall remain of the essence.

Dated this 12th day of April 2007.

s/s Derek Bartlett

Derek Bartlett

President, Newport Gold Inc.

s/s Richard Nemis

President, Noront Resources Ltd.